                                                               November 28, 1995


                            APPLIED MATERIALS, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
                                                       Three Months Ended                    Year Ended
                                                    Oct. 29,         Oct. 30,         Oct. 29,         Oct. 30,
(In thousands, except per share data)                 1995             1994             1995             1994
-------------------------------------------------------------------------------------------------------------------
Net sales                                           $982,650         $467,798        $3,061,881        $1,659,807
                                                     -------          -------         ---------         ---------

Costs and expenses:
  Cost of products sold                              524,252          250,445         1,652,033           891,512
  Research, development and engineering              110,498           53,740           329,676           189,126
  Marketing and selling                               64,730           44,049           223,296           157,303
  General and administrative                          49,562           21,314           162,944            82,629
                                                     -------          -------         ---------         ---------
Income from operations                               233,608           98,250           693,932           339,237

Interest expense                                       4,240            5,183            21,401            15,962
Interest income                                        9,706            4,008            26,012            11,222
                                                     -------          -------         ---------         ---------
Income from consolidated companies before
  taxes and cumulative effect of accounting
  change                                             239,074           97,075           698,543           334,497
Provision for income taxes                            83,676           33,977           244,490           117,074
                                                     -------          -------         ---------         ---------
Income from consolidated companies before
  cumulative effect of accounting change             155,398           63,098           454,053           217,423
Equity in net loss of joint venture                        -                -                 -             3,727
                                                     -------          -------         ---------         ---------
Income before cumulative effect of
  accounting change                                  155,398           63,098           454,053           213,696
Cumulative effect of a change in accounting
  for income taxes                                         -                -                 -             7,000
                                                     -------          -------         ---------         ---------

Net income                                          $155,398         $ 63,098        $  454,053         $  220,696
                                                     -------          -------         ---------          ---------
Earnings per share
  Before cumulative effect of
    accounting change                               $   0.84         $   0.37         $    2.56          $    1.26
                                                     -------          -------          --------           --------
  Net income                                        $   0.84         $   0.37         $    2.56          $    1.30
                                                     -------          -------          --------           --------

Average common shares and equivalents                184,425          172,660           177,348            170,042
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

                                                              November 28, 1995

                              APPLIED MATERIALS, INC.
                       CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (UNAUDITED)
------------------------------------------------------------------------------------------
                                                               Oct. 29,          Oct. 30,
(In thousands)                                                   1995              1994
------------------------------------------------------------------------------------------
       ASSETS     Current assets:
                    Cash and cash equivalents                 $  285,845        $  160,320
                    Short-term investments                       483,487           262,005
                    Accounts receivable, net                     817,730           405,813
                    Inventories                                  427,413           245,710
                    Deferred income taxes                        198,888            99,766
                    Other current assets                          98,250            56,923
                                                              ----------        ----------
                  Total current assets                         2,311,613         1,230,537

                  Property, plant and equipment, net             630,746           452,454
                  Other assets                                    23,020            19,674
                                                              ----------        ----------
                  Total assets                                $2,965,379        $1,702,665
                                                              ----------        ----------

  LIABILITIES     Current liabilities:
          AND       Notes payable                             $   61,748        $   43,081
STOCKHOLDERS'       Current portion of long-term debt             21,064            15,432
       EQUITY       Accounts payable and
                      accrued expenses                           659,572           378,238
                    Income taxes payable                         119,347            59,682
                                                              ----------        ----------
                  Total current liabilities                      861,731           496,433

                  Long-term debt                                 279,807           209,114
                  Deferred income taxes and
                      other non-current obligations               40,338            30,854
                                                              ----------        ----------
                  Total liabilities                            1,181,876           736,401
                                                              ----------        ----------

                  Stockholders' equity:
                    Common stock                                   1,792             1,682
                    Additional paid-in capital                   760,057           389,814
                    Retained earnings                            999,979           545,926
                    Cumulative translation adjustments            21,675            28,842
                                                              ----------        ----------
                  Total stockholders' equity                   1,783,503           966,264
                                                              ----------        ----------
                  Total liabilities and
                      stockholders' equity                    $2,965,379        $1,702,665
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